UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): August 13, 2024

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2024 Annual Meeting of Shareholders (“Annual Meeting”) of the Company was held on August 13, 2024. At the Annual Meeting, the Company’s holders of common stock voted on each of the matters described below. Approximately 28,260,776 shares (representing 94.32% of total shares of common stock outstanding and entitled to vote) were present at the Annual Meeting either in person or by proxy.

1. The Company’s shareholders re-elected the following 5 nominees to Class 1 Directors to serve a one-year term until the Company’s 2025 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. The number of shares of common stock that (i) voted for the election of each director and (ii) withheld authority to vote for each director, as well as the number of broker non-votes, are set forth in the table below.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John L. Auerbach	24,475,612	1,702,816	2,082,348
Michael T. Broderick	24,602,769	1,575,659	2,082,348
Lindsay N. Hyde	24,416,810	1,761,618	2,082,348
Leah C. Johnson	24,543,903	1,634,525	2,082,348
Thomas B. Okray	23,036,591	3,141,837	2,082,348

2. The Company’s shareholders voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers. The number of shares of common stock that voted for or against, or that abstained from voting on, the compensation paid to the Company’s named executive officers, as well as the number of broker non-votes, are set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,537,107	240,397	1,400,924	2,082,348

3. The Company’s shareholders ratified the re-appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 29, 2025. The number of shares of common stock that voted for or against, or that abstained from voting for, the ratification of the re-appointment of PricewaterhouseCoopers, LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
26,720,635	148,175	1,391,966

Item 8.01	Voluntary Disclosure of Other Events

On August 13, 2024, the Board of Directors declared a quarterly cash dividend of $.28 per share for the second quarter of the Company’s 2025 fiscal year, ending March 29, 2025. The dividend is payable on September 10, 2024 to shareholders of record as of August 27, 2024, including shares of common stock to which the holders of the Company’s Class C Convertible Preferred Stock are entitled. A copy of the press release announcing the quarterly cash dividend is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release announcing quarterly cash dividend, dated August 14, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

August 15, 2024	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland,
Executive Vice President – Chief Legal Officer and Secretary